UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

PennantPark Private Income Fund

(Exact name of registrant as specified in its charter)

Delaware	000-56787	33-4777837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(786) 297-9500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2026, PennantPark Private Income Fund (the “Company”) entered into an Amended and Restated Expense Limitation and Reimbursement Agreement (the “Expense Support Agreement”) with PennantPark Private Income Fund Advisers LLC (the “Investment Adviser”). The purpose of this amendment was to reflect the Investment Adviser's intention to provide broader expense support to the Company instead of a limitation on the Company's expenses. As amended, the Investment Adviser may elect to pay some or all of certain specified expenses of the Company (as described below) on the Company’s behalf (each such payment, an “Expense Payment”).

Under the terms of the Expense Support Agreement, the Company’s right to receive an Expense Payment will be automatically deemed to be an asset of the Company on the last business day of the applicable quarter in which the Investment Adviser commits to make such Expense Payment. The Investment Adviser has agreed to pay Expense Payments to the Company in a combination of cash or other immediately available funds, and/or to offset such Expense Payments against amounts due to the Investment Adviser or its affiliates from the Company, not later than 45 days after such commitment is made in writing.

Under the Expense Support Agreement, “Specified Expenses” means the Company’s costs and expenses other than: (i) the Base Management Fee (as defined in the Investment Advisory Management Agreement dated October 29, 2025, as amended (the “Investment Advisory Management Agreement”), by and between the Company and the Investment Adviser); (ii) the Incentive Fee (as defined in the Investment Advisory Management Agreement”); (iii) brokerage costs; (iv) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company or any of its subsidiaries, including any financing charges incurred in connection with a repurchase agreement or similar transaction); (v) taxes, (vi) extraordinary expenses (as determined by the Investment Adviser in its sole discretion); (vii) any Organization and Offering Expenses (as defined in that certain Expense Holiday Agreement, dated October 29, 2025 by and between the Company and the Investment Adviser); and (viii) any indirect costs of investing in other investment companies, including private funds that rely on Section 3(c)(1) or 3(c)(7) of the Investment Company Act (to the extent applicable).

Expense Payments made by the Investment Adviser will be eligible for recoupment over a rolling three-year period from the calendar quarter-end during which such Expense Payment was made. Specifically, following any calendar quarter in which Available Operating Funds (as described below) exceed the cumulative distributions declared and accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (such amount, being “Excess Operating Funds”), the Company will pay such Excess Operating Funds, or a portion of such amount, to the Investment Adviser until all Expense Payments have been reimbursed or the three-year reimbursement payment tolls. Any payments made by the Company are referred to herein as “Reimbursement Payments.” Under the Expense Support Agreement, “Available Operating Funds” means the sum of (i) the Company’s net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, and (ii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in this clause (ii) are not included in clause (i) above).

The amount of the Reimbursement Payment for any calendar quarter will equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Investment Adviser to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company. However, the Investment Adviser may defer its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, in which case such deferred amount will remain unreimbursed Expense Payments eligible for reimbursement in future quarters pursuant to the terms of the Expense Support Agreement.

From the later of (x) the date the Company receives $185,000,000 in gross proceeds from the sale of its common shares (excluding shares purchased by the Investment Adviser or its affiliates and by the Company’s directors and officers) (whether occurring before or after the termination of the Expense Support Agreement), and (y) September 16, 2027, the Company’s obligation to make Reimbursement Payments, if any, will automatically become a liability of the Company on the last business day of the applicable calendar quarter, except to the extent the Investment Adviser has waived or deferred its right to receive such payment for the applicable quarter. A Reimbursement Payment for any calendar quarter will be paid by the Company to the Investment Adviser in any combination of cash or other immediately available funds as promptly as possible following such calendar quarter and in no event more than 45 days after the end of such calendar quarter.

The Expense Support Agreement shall terminate automatically on September 30, 2027. The Company’s obligation to reimburse Expense Payments that have not been reimbursed by the Company to the Investment Adviser (including

Reimbursement Payments that automatically become a liability of the Company following the termination of the Expense Support Agreement), including, without limitation, any Deferred Reimbursement Payment.

This description is only a summary of the provisions of the Expense Support Agreement and you should refer to the full Expense Support Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Expense Limitation and Reimbursement Agreement, dated as of June 29, 2026, by and between PennantPark Private Income Fund and PennantPark Private Income Fund Advisers LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2026

PennantPark Private Income Fund

By:	/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Title:	Chief Financial Officer